UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2013

Syntel, Inc.

(Exact name of registrant as specified in its charter)

Michigan	000-22903	38-2312018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 E. Big Beaver Road, Suite 300, Troy, Michigan	48083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 619-2800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follwing provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 23, 2013, Syntel, Inc. (the “Company”) entered into a Credit Agreement with Bank of America, N.A.for $150,000,000 in credit facilities consisting of a three year term loan facility of $60,000,000 and a three year revolving credit facility of $90,000,000. The Credit Agreement is guaranteed by two of the Company’s domestic subsidiaries SkillBay LLC and Syntel Consulting Inc. (collectively, the “Guarantors”). In connection with the credit facilities, the Company and the Guarantors also entered into a related security and pledge agreement granting a security interest in the assets of the Company and the Guarantors, including, without limitation, a pledge of 65% of the equity interests in Syntel Limited, an Indian limited liability company.

The interest rate applicable to loans incurred under the Credit Agreement are (a) with respect to Revolving Loans, of (i) the Eurodollar Rate plus 1.25% with respect to Eurodollar Loans and (ii) the Base Rate plus 0.25% with respect to Base Rate Loans, and (b) with respect to the Term Loan, (i) the Eurodollar Rate plus 1.50% with respect to Eurodollar Loans and (ii) the Base Rate plus 0.50% with respect to Base Rate Loans (each as defined in the Credit Agreement).

The Credit Agreement contains a financial maintenance covenant ratio (the “Fixed Charge Coverage Ratio”) based on the ratio of consolidated adjusted EBITDA to consolidated fixed charges (each as defined in the Credit Agreement) of not less than 1.25 to 1.00 as of the end of any fiscal quarter. The Credit Agreement also requires a consolidated domestic leverage ratio as of the end of any fiscal quarter below to be not greater than the following:

Calendar Year	March 31	June 30	September 30	December 31
2013	N/A	8.0 to 1.0	8.0 to 1.0	8.0 to 1.0
2014	6.5 to 1.0	6.5 to 1.0	6.5 to 1.0	6.5 to 1.0
2015	5.75 to 1.0	5.75 to 1.0	5.75 to 1.0	5.75 to 1.0
thereafter	5.0 to 1.0	5.0 to 1.0	5.0 to 1.0	5.0 to 1.0

The Credit Agreement also contains other customary affirmative and negative covenants, including covenants that restrict the right of the Company and its subsidiaries to merge, to lease, sell or otherwise dispose of assets, to make investments and to grant liens on their assets. The Credit Agreement includes customary events of default and amounts due thereunder may be accelerated upon the occurrence of an event of default.

The description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

In connection with entering into the Credit Agreement, the Company fully paid and terminated the note modification agreement dated December 7, 2012 between the Company and JPMorgan Chase Bank, N.A. The related continuing security agreement dated December 7, 2012 between the Company and JPMorgan Chase Bank, N.A. and the credit agreement dated August 3, 2009 between the Company and JPMorgan Chase Bank, N.A. were also terminated.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number

10.1	Credit Agreement, dated May 23, 2013, between the Company and Bank of America, N.A.

10.2	Security and Pledge Agreement, dated May 23, 2013, between the Company and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntel, Inc.
(Registrant)

Date	May 23, 2013	By	/s/ Daniel M. Moore
Daniel M. Moore, Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated May 23, 2013, between the Company and Bank of America, N.A.

10.2	Security and Pledge Agreement, dated May 23, 2013, between the Company and Bank of America, N.A.

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